SECURITIES EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20552

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                                   FORM 8-K/A
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): September 30, 1999

                         SALIVA DIAGNOSTIC SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                     0-21284             91-1549305
(State or other jurisdiction        (Commission          (IRS Employer
    or incorporation)               File Number)       Identification no.)

                              419 Park Avenue South
                            New York, New York 10016
                                 (212) 937-3801
               (Address, including zip code, and telephone number
                         of principal executive offices)

                             11719 N.E. 95th Street
                              Vancouver, WA 98682
                                 (360) 696-4800
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          (Former name or former address, if changed since last report)

      On September 30, 1999, Arthur Andersen, LLP ("Arthur Andersen") was dismissed as outside auditors for Saliva Diagnostic Systems, Inc. (the "Company"). Arthur Andersen had acted as the Company's outside auditors from May 1997 through such dismissal. The Company's Board of Directors, at a previously scheduled Board meeting on September 30, 1999 dismissed Arthur Andersen and appointed the accounting firm of Lazar, Levine & Felix, LLP ("Lazar Levine"), as the Company's new outside auditors, subject to shareholder ratification of such appointment at the Company's next annual or, if called prior thereto, special shareholders' meeting. Due to the reduction in the Company's manufacturing and distribution activities, as well as the Company's expected future operations, the Board had determined that it did not need outside auditors with the resources and breadth of operations of Arthur Andersen and, based on a review of several accounting firms, selected Lazar Levine which has a public company and international auditing experience.

      Arthur Andersen had included a "going concern" qualification in its accountant's report on the financial statements for the Company's two fiscal years ended December 1, 1998 and December 31, 1997, but did not in either of the financial statements include an adverse opinion or a disclaimer of opinion or a qualification disclaimer of opinion or a qualification or modification as to audit scope or accounting principles. During the two most recent fiscal years and any subsequent interim period preceding Arthur Andersen's resignation, there were no disagreements between the Company and the former auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of the former auditors, would have caused Arthur Andersen to make a reference to the subject matter of the disagreement in connection with its auditor's reports in such financial statements. Prior to Arthur Andersen's dismissal, Arthur Andersen did not express a difference of opinion regarding any events listed in Item 304(a)(1)(v)(A) through (D) of Regulation S-K.

      Prior to engaging Lazar Levine, the Company consulted with several of its clients as to its qualifications, experiences and ability to audit the Company's financial statements. The Company and Lazar Levine did not have any discussions regarding the application of accounting principles to a specified transaction, either complete or proposed, or the type of audit opinion that might be rendered on the registrant's financial statements and there are no reports nor written or oral advice provided by the new accountants' experience, provided in deciding to retain Lazar Levine. Further, as noted, there was no matter that was the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K, promulgated by the Securities and Exchange Commission.

      Lazar Levine is expected to audit the Company's financial statements as of and for the period ended December 31, 1999. The Company has provided a copy of this Form 8-K/A to both Arthur Andersen and Lazar Levine requesting in the case of Arthur Andersen that Arthur Andersen furnish the Company with a letter addressed to the SEC stating whether is agrees with the statements made by the registrant in response to Item 304(a) of Regulation S-K herein. A copy of Arthur Andersen's letter which does not object to the Company's responses herein is attached as Exhibit 00.1. The Company requested that Lazar Levine review this filing and indicated the Company would file any letter with the SEC submitted by Lazar Levine that contained any new information, any clarification of the Company's expression of its views herein, or the respects in which Lazar Levine does not agree with the statements made by the Company herein in response to
Item 304(a) of regulation of S-K. Lazar Levine has advised the Company that it has reviewed this filing and has no basis on which to submit a letter addressed to the SEC in response to Item 304 of Regulation S-K.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 9, 2000.


                                          By:/s/ Leo Ehrlich
                                             ---------------------------
                                             Leo Ehrlich, President

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                                 EXHIBIT INDEX


Exhibit No.    Document Description
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1              Letter from Arthur Andersen, LLP dated March 9, 2000